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EXHIBIT A

                               EXCHANGE AGREEMENT

         EXCHANGE AGREEMENT, dated December 20, 2002 (the "Agreement"), by and between FIRST ALBANY COMPANIES INC., a New York corporation ("FAC"), and MECHANICAL TECHNOLOGY INCORPORATED, a New York corporation ("MTI").

         WHEREAS, FAC and MTI wish to exchange 8,000,000 shares of common stock, par value $1.00 per share, of MTI owned by FAC (the "MTI Shares") for 2,721,088 shares of common stock, par value $.01 per share, of Plug Power Inc., a Delaware corporation ("Plug Power"), owned by MTI (the "Plug Power Shares") on the terms set forth in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing, in reliance upon the representations and warranties contained being made herein, and intending to be legally bound hereby, the parties hereto agree as follows:

I.       Exchange of Shares

         A. Exchange. Upon the terms of this Agreement and in reliance upon the representations and warranties being made to it herein by the other party hereto, FAC is hereby assigning, transferring and delivering the MTI Shares to MTI, in exchange for the Plug Power Shares, and MTI is hereby assigning, transferring and delivering the Plug Power Shares to FAC, in exchange for the MTI Shares, in each case free and clear of all claims, liens, options, charges, agreements, encumbrances and security interests of whatsoever nature ("Encumbrances").

         B. Delivery of Certificate. Simultaneously with the execution hereof, the certificates representing the MTI Shares are being delivered by FAC to MTI, duly endorsed to MTI or with executed stock powers attached, and the certificates representing the Plug Power Shares are being delivered by MTI to FAC, duly endorsed to FAC or with executed stock powers attached.

II.      Representation and Warranties of FAC.
                  FAC hereby represents and warrants to MTI that:

         1. Authorization. FAC has full corporate power and authority to enter into and consummate the transactions contemplated by this Agreement, and this Agreement has been duly authorized by all necessary corporate action on the part of FAC and has been approved by its Board of Directors.

         2. Execution; Binding Obligation. This Agreement has been duly executed and delivered by FAC and constitutes a legal, valid and binding obligation of FAC enforceable in accordance with its terms, except that enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws concerning the rights of creditors generally and by general equity principles.


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         3.       Delivery of Title. FAC is the holder of record and the sole beneficial owner of the MTI Shares and, in exchange for the Plug Power Shares in accordance with the provisions of this Agreement, FAC is assigning, transferring and delivering the MTI Shares to MTI, free and clear of all Encumbrances.

         4. No Violation. Neither the execution of this Agreement nor the consummation by FAC of the transactions contemplated hereby will (i) result in a violation or breach of, or a conflict with, the organizational or governing instruments of FAC or any agreement, instrument, contract or commitment to which FAC is a party or any order, statute, rule, judgment or governmental regulation applicable to FAC or (ii) require the approval or consent of, or any filing with, any party or governmental authority.

         5. No Knowledge. FAC is not aware of any facts material to the business, results of operations, assets, liabilities or financial condition of Plug Power or MTI that are not contained in the filings with the Securities and Exchange Commission (the "SEC") of Plug Power or MTI, and it has no knowledge of a material change in the business or prospects of either Plug Power or MTI since the date of each company's most recent quarterly report on Form 10-Q filed with the SEC.

III.     Representations and Warranties of MTI.
                  MTI represents and warrants to FAC that:

         1. Authorization. MTI has full corporate power and authority to enter into and consummate the transactions contemplated by this Agreement and this Agreement has been duly authorized by all necessary corporate action on the part of MTI and has been approved by its Board of Directors in accordance with Section 713 of the Business Corporation Law of the State of New York.

         2. Execution; Binding Obligation. This Agreement has been duly executed and delivered by MTI and constitutes a legal, valid and binding obligation of MTI enforceable in accordance with its terms, except that enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws concerning the right of creditors generally and by general equity principles.

         3. Delivery of Title. MTI is the holder of record and the sole beneficial owner of the Plug Power Shares and, in exchange for the MTI Shares in accordance with the provisions of this Agreement, MTI is assigning, transferring and delivering the Plug Power Shares to FAC, free and clear of all Encumbrances.

         4. No Violation. Neither the execution of this Agreement nor the consummation by MTI of the transactions contemplated hereby will (i) result in a violation or breach of, or a conflict with, the organization or governing instruments of MTI or any agreement, instrument, contract or commitment to which MTI is a party or any order, statute, rule, judgment or governmental regulation applicable to MTI or (ii) require the approval or consent of, or any filing with, any party or governmental authority.


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         5.       No Knowledge. MTI is not aware of any facts material to the business, results of operations, assets, liabilities or financial condition of Plug Power or MTI that are not contained in the filings with the Securities and Exchange Commission (the "SEC") of Plug Power or MTI, and there has been no material change in the business or prospects of MTI, nor does it have any knowledge of a material change in the business or prospects of Plug Power, since the date of each company's most recent quarterly report on Form 10-Q filed with the SEC.

IV.      Miscellaneous.

         1. Public Announcements. FAC and MTI agree that they shall issue a mutually agreeable press release following the consummation of the transactions contemplated by this Agreement. FAC and MTI also agree that neither will, nor will their respective agents, make any other public announcement with respect to this Agreement or the transactions contemplated hereby, except as required by applicable law, and no such public announcement shall be made without the prior consent of the other party.

         2. Expenses. Each party hereto will bear its own expenses in connection with the transactions contemplated by this Agreement.

         3. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York without regard to its principles of conflicts of law.

         4. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same document.

         5. Entire Agreement, Etc. This Agreement (i) constitutes the entire understanding of the parties hereto as the subject matter hereof and supercedes any prior understanding or agreement, (ii) will be binding upon, inure to the benefit of, and be enforceable by, the parties hereto, their respective successors and permitted assigns and (iii) shall not be assignable without the written consent of the parties hereto.


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         IN WITNESS WHEREOF, the duly authorized officers of FAC and MTI have executed this Agreement as of the date first above written.

                                        FIRST ALBANY COMPANIES INC.


                                        By:/s/ Hugh A. Johnson, Jr.
                                           ------------------------
                                           Name: Hugh A. Johnson, Jr.
                                           Title: Senior Vice President and
                                                  Chief Investment Officer

                                        MECHANICAL TECHNOLOGY INCORPORATED


                                        By:/s/ Cynthia A. Scheuer
                                           -----------------------------
                                           Name: Cynthia A. Scheuer
                                           Title: Vice President and
                                                  Chief Financial Officer


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